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                                                                   Exhibit 10.30






November 5, 1999


David A. Lattanzio
Vice President and Chief Financial Officer
PharmChem Laboratories, Inc.
1505A O'Brien Drive
Menlo Park, CA  94025

Dear Dave:

With regard to the Loan & Security Agreement ("Agreement") between Comerica Bank-California ("Bank") and PharmChem Laboratories, Inc. ("Borrower") dated November 18, 1997, and the First Modification to the Agreement dated August 10, 1998, Borrower has requested, and Bank has agreed, to modify the Agreement as set forth below.

1.) Up to $2,000,000 of the Borrower's $6,000,000 Revolving Line of Credit can be used to repurchase outstanding stock of the Borrower.

2.) Borrower shall be permitted to declare and distribute any dividends in the form of rights which allow shareholders to purchase shares of a new series of preferred stock. This shall include a shareholders rights offering or other actions that are now currently contemplated by the company.

All other Terms and Conditions of the Agreement shall be in full force and effect.

Sincerely,

/s/  James L. Weber
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James L. Weber
Vice President